UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2003

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 0-27478

Delaware	36-3228107

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago Illinois	60631

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

Item 5. Other Events

     On June 27, 2003, Bally Total Fitness Holding Corporation (“Bally”) issued a press release announcing the pricing of $200 million in aggregate principal amount of Senior Notes due 2011 (the “Senior Notes”) at 10.5% in a private offering to qualified institutional buyers. The full text of Bally’s press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     c.  Exhibits

99.1	Press Release dated June 27, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bally Total Fitness Holding Corporation (Registrant)

Date: June 27, 2003	By:	/s/ Cary A. Gaan

Cary A. Gaan
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press Release dated June 27, 2003